                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the references to our firm under the captions "Experts", "Summary Selected Financial Data" and "Selected Financial Information" and to the use of our reports: dated January 31, 1997, on the consolidated balance sheet of Arden Realty, Inc. and the combined balance sheet of the Arden Predecessors as of December 31, 1996 and 1995, respectively, and the related consolidated statements of operations, stockholders' equity and cash flows of Arden Realty, Inc. for the period from October 9, 1996 (commencement of operations) to December 31, 1996 and the related combined statements of operations, owners' equity and cash flows of the Arden Predecessors for the period from January 1, 1996 to October 8, 1996 and for the years ended December 31, 1995 and 1994; dated April 10, 1996, except for Note 1, as to which the date is October 9, 1996, on the combined statement of revenue and certain expenses of the 1996 Pre IPO Properties for the year ended December 31, 1995; dated April 19, 1996, except for Note 1, as to which the date is October 9, 1996, on the combined statement of revenue and certain expenses of 303 Glenoaks and 12501 East Imperial Highway for the year ended December 31, 1995; dated February 5, 1997, on the statements of revenue and certain expenses of 10351 Santa Monica and 2730 Wilshire for the twelve months ended October 31, 1996; dated February 7, 1997, on the combined statement of revenue and certain expenses of Burbank Executive Plaza and California Federal Building for the twelve months ended October 31, 1996; dated February 5, 1997, on the statement of revenue and certain expenses of Center Promenade for the period from January 1, 1996 to December 17, 1996; dated February 5, 1997, on the statement of revenue and certain expenses of Los Angeles Corporate Center for the period from January 1, 1996 to December 18, 1996; dated February 5, 1997, on the statement of revenue and certain expenses of 5200 West Century for the period from January 1, 1996 to December 19, 1996; dated February 5, 1997, on the statement of revenue and certain expenses of Sumitomo Bank Building for the period from January 1, 1996 to December 20, 1996; dated February 5, 1997, on the statement of revenue and certain expenses of 10350 Santa Monica for the period from January 1, 1996 to December 27, 1996; dated March 4, 1997, on the statements of revenue and certain expenses of 535 Brand for each of the three years in the period ended December 31, 1996; dated February 28, 1997, on the statement of revenue and certain expenses of 10780 Santa Monica for the year ended December 31, 1996; dated February 24, 1997, on the combined statement of revenue and certain expenses of Whittier Financial Center, Clarendon Crest and California Twin Centre for the year ended December 31, 1996; dated March 7, 1997, on the statement of revenue and certain expenses of Noble Professional Center for the year ended December 31, 1996; dated May 7, 1997, on the statement of revenue and certain expenses of South Bay Centre for the year ended December 31, 1996; dated April 24, 1997, on the statement of revenue and certain expenses of 8383 Wilshire for the year ended December 31, 1996; dated May 6, 1997, on the statement of revenue and certain expenses of Parkway Center for the year ended December 31, 1996; dated April 30, 1997, on the statement of revenue and certain expenses of Centerpointe La Palma for the year ended December 31, 1996; dated May 2, 1997, on the combined statement of revenue and certain expenses of 1000 Town Center and Mariner Court for the year ended December 31, 1996; dated June 6, 1997, on the statement of revenue and certain expenses of Pacific Gateway II for the year ended December 31, 1996; dated May 2, 1997, on the statement of revenue and certain expenses of Crown Cabot for the year ended December 31, 1996; and dated May 30, 1997, on the statement of revenue and certain expenses of 1100 Glendon for the year ended December 31, 1996, all as in Amendment No. 1 to the Registration Statement filed by Arden Realty Inc. on Form S-11 dated July 16, 1997 and the related Prospectus.


                                               /s/ ERNST & YOUNG LLP
  ------------------------------------------------------------------------------


Los Angeles, California
July 14, 1997